EXHIBIT 23.3

[Letterhead of Shatswell, MacLeod & Company, P.C.]

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Salisbury Bancorp, Inc. and Subsidiary of our report dated March 30, 2015, which is incorporated by reference in the Annual Report on Form 10-K of Salisbury Bancorp, Inc. and Subsidiary for the year ended December 31, 2016.

/s/ Shatswell, MacLeod & Company, P.C.
Shatswell, MacLeod & Company, P.C.

Peabody, Massachusetts
May 18, 2017